EXHIBIT 99.1
EMPLOYMENT AGREEMENT
     This Employment Agreement (this “Agreement”) is entered into as of July 17, 2006, by and between Aastrom Biosciences, Inc., a Michigan corporation (“Employer”), and George W. Dunbar (“Employee”).
AGREEMENTS
1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
          “Acquiring Corporation” means the surviving, successor or purchasing corporation or parent corporation thereof, in a Change in Control, as the case may be.
          “Cause” means the occurrence of any of the following events, as determined by the Board of Directors of Employer, in good faith:
          (i) Employee’s material breach of any of Employee’s material duties or obligations to Employer, which breach is not cured to the reasonable satisfaction of Employer’s Board within fifteen (15) days after Employee’s receipt of a written notice describing the breach;
          (ii) Employee’s theft, material act of dishonesty or fraud, or intentional falsification of any records, applicable to Employer;
          (iii) Employee’s breach of Employer’s Employee Proprietary Information and Invention Agreement or any other agreement with the Employer covering the use or disclosure of confidential or proprietary information of Employer, the ownership of intellectual property or restrictions on competition;
          (iv) Employee’s gross negligence or willful misconduct in the performance of Employee’s assigned duties (but not mere unsatisfactory performance); or
          (v) Employee’s indictment of a crime causing material harm to the reputation or standing of Employer or which materially impairs Employee’s ability to perform his duties for Employer.
          “Change in Control” means the occurrence of any of the following:
          (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities of Employer under an employee benefit plan of Employer, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Employer representing 50% or more of (A) the outstanding shares of common stock of Employer or (B) the combined voting power of Employer’s then-outstanding securities;
          (ii) Employer is party to a merger or consolidation which results in the holders of voting securities of Employer outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of Employer or such surviving entity outstanding immediately after such merger or consolidation; or
          (iii) the sale or disposition of all or substantially all of Employer’s assets (or consummation of any transaction having similar effect).
          “Commencement Date” means July 17, 2006.
          “Current Residence” means Employee’s residence in California as of May 2006.
          “Disability” means that:
          (i) Employee has been incapacitated by bodily injury, illness or disease so as to be prevented thereby from effectively performing Employee’s duties;
          (ii) Such incapacity shall have continued for a period of six (6) consecutive months; and
          (iii) Such incapacity will, in the opinion of a qualified physician, be long-term, which shall mean a period exceeding twelve (12) months.
          “Employer” means Aastrom Biosciences, Inc., a Michigan corporation, and, following a Change in Control, any Successor that agrees to assume all of the terms and provisions of this Agreement, or a Successor which otherwise becomes bound by operation of law to this Agreement.
          “Good Reason” means the occurrence of any of the following conditions, without Employee’s informed written consent, which condition(s) remain(s) in effect fifteen (15) days after written notice to Employer of Employee’s disapproval of the condition(s) and Employee’s written statement to treat the continuation of the condition(s) as a “Good Reason” condition:
          (i) an adverse change of Employee’s job title as Chief Executive Officer;
          (ii) a change in Employee’s position as Chief Executive Officer that materially reduces his level of responsibility;
          (iii) a change in Employee’s reporting relationship that results in Employee no longer reporting directly to the Board of Directors;
          (iv) a material adverse change to Employee’s Initial Base Salary, except for reductions that are comparable to reductions generally applicable to similarly-situated senior executive employees of Employer;
          (v) Employee is asked to relocate, without his consent, to an area that is farther than a 50-mile radius from the current headquarters of Employer; or
          (vi) any material breach of this Agreement by Employer.

          “New Residence” means the Employee’s new principal place of residency (including purchase or rental of home) located in the greater Ann Arbor, Michigan area.
          “Relocation Costs” means the following actual out-of-pocket costs incurred by the Employee:
          (i) Coach class airfare for Employee’s family to move from Employee’s Current Residence to the New Residence, or, in the alternative, reimbursement of reasonable automobile operating costs (gas, tolls, etc.), not to exceed the current IRS permitted per mile allowances, for up to two automobiles required to move the Employee’s family.
          (ii) Cost for packing, shipping, and unloading personal household furnishings and belongings from Employee’s Current Residence to the New Residence, including temporary storage as needed.
          (iii) Shipment of up to two personal vehicle from California to Ann Arbor, Michigan, via common carrier.
          (iv) Costs for temporary living accommodations for up to three months of apartment rental or hotel charges in Ann Arbor for Employee and his wife, until moving into New Residence.
          (v) Costs for coach air fare for Employee and his wife to travel to Ann Arbor for up to four (4) round trips during transition from Current Residence to New Residence.
          (vi) Costs for legal review of agreements, not to exceed $10,000.
          (vii) The aggregate of all of the above-described costs shall not exceed $75,000 without prior written agreement of Employer, which consent shall not be withheld unreasonably.
          “Successor” means Employer and any successor or assign to substantially all of its business and/or assets.
2. Employment. Employer hereby engages Employee, and Employee hereby accepts such engagement, upon the terms and conditions set forth herein.
3. Duties.
     3.1 Full-Time CEO. Employee is engaged as President and Chief Executive Officer. Employee shall perform faithfully and diligently the duties customarily performed by persons in the position for which employee is engaged, together with such other reasonable and appropriate duties as Employer shall designate from time to time. Employee shall devote Employee’s full business time and efforts to the rendition of such services and to the performance of such duties.
     3.2 Board of Directors. Employee shall also serve as a member of Employer’s Board of Directors, subject to periodic election by shareholders.

     3.3 Outside Activities. As a full-time employee of Employer, Employee shall not provide consulting services, board of director services, or other business or scientific services to any other party, without the prior written consent of Employer. Attached hereto as Exhibit A is Employer’s consent for certain outside activities.
4. Compensation and Fringe Benefits.
     4.1 Base Salary. During the term of this Agreement, as compensation for the proper and satisfactory performance of all duties to be performed by Employee hereunder, Employer shall pay to Employee a base salary of Three Hundred Seventy-Five Thousand Dollars ($375,000) per year, payable in arrears in equal semi-monthly installments, less required deductions for state and federal withholding tax, Social Security and all other employee taxes and payroll deductions. The base salary shall be subject to review and adjustment on an annual basis, as of September, commencing in 2007. The base salary shall not be reduced, except for reductions generally applicable to similarly-situated senior executive employees of Employer.
     4.2 Inventive Bonus Compensation. Employee shall be eligible to receive the incentive bonus compensation as described in Exhibit B attached hereto.
     4.3 Customary Fringe Benefits. Employee shall be entitled to such fringe benefits as Employer customarily makes available to Employer’s top executives (“Fringe Benefits”). Such Fringe Benefits shall include vacation leave, sick leave, health insurance coverage, and 401k plan participation. Employer reserves the right to change the Fringe Benefits on a prospective basis, at any time, effective upon delivery of written notice to Employee.
     4.4 Vacation. Employee is entitled to twenty (20) days of vacation in each calendar year.
     4.5 Accumulation. Employee shall earn and accumulate unused vacation and sick leave in accordance with the Company’s policy in effect from time to time. Further, Employee shall not be entitled to receive payments in lieu of Fringe Benefits, other than for unused vacation leave earned and accumulated at the time the employment relationship terminates.
     4.6 Relocation.
          4.6.1 Ann Arbor. Employee agrees to relocate his principal place of residency (including purchase or rental of home) to the greater Ann Arbor, Michigan area within four (4) months after the Commencement Date.
          4.6.2 Relocation Costs. Employer shall pay for the Relocation Costs either directly or by reimbursement to Employee, upon presentation of appropriate invoices and/or receipts for the expenditures and expenses for the Relocation Costs.
5. Term.
     5.1 Commencement Date. The employment relationship pursuant to this Agreement shall commence on the Commencement Date.

     5.2 Termination at Will. Employer and Employee acknowledge and agree that Employer’s employment currently is “at will” and that their employment relationship may be terminated by either party at any time, with or without Cause.
6. Payments Upon Termination.
     6.1 Payment of Compensation Upon Termination. Upon termination of Employee’s employment with the Company, Employee shall be entitled to be paid his base salary through the effective date of such termination, as full compensation for any and all claims of Employee under this Agreement or otherwise, except as set forth in Section 6.2.
     6.2 Payment of Severance Upon Termination.
          6.2.1 Severance. In the event Employee’s employment is terminated by Employer without Cause, or in the event of Employee’s termination of his employment for Good Reason, then Employer shall pay to Employee the severance payments as specified in Exhibit C attached hereto.
          6.2.2 Continued Medical Coverage. In the event Employee’s employment is terminated, then Employee shall be entitled to elect continued medical insurance coverage in accordance with applicable provisions of the Consolidated Budget Reconciliation Act of 1985 (“COBRA”).
          6.2.3 Right to Terminate. Employer retains and reserves the right to terminate the employment of Employee at any time, with or without Cause. For avoidance of doubt, said severance payment shall not be owed if Employee’s termination is for Cause, if Employee voluntarily terminates employment without Good Reason, or if Employee’s employment terminates as a result of Employee’s death or disability.
          6.2.4 No Liability. No director, officer or shareholder of Employer shall have any personal liability for the payment of any severance to Employee.
     6.3 Exclusive Remedy. The parties acknowledge and agree that the payments specified herein constitute Employee’s sole and exclusive remedy for any alleged injury or other damages arising out of a termination of Employee’s employment under circumstances described herein. Accordingly, as a condition to receipt of said payments, Employee shall sign a customary and reasonable release form, in the form attached hereto as Exhibit D, pursuant to which Employee acknowledges and agrees that Employee has no claims against Employer or any director, officer, shareholder or agent of Employer, or any successor in interest to Employer, with respect to any employment matters or termination of employment (excepting only for accrued salary, accrued vacation leave and reimbursement of customary business expenses incurred on behalf of Employer, all in the ordinary course of business, or any incentive sale bonus to which Employee may be entitled, if any).
7. General Provisions.
     7.1 Attorneys’ Fees. In the event of any dispute or breach arising with respect to this Agreement, the party prevailing in any negotiations or proceedings for the resolution or enforcement thereof shall be entitled to recover from the losing party reasonable expenses, attorneys’ fees and costs incurred therein.
     7.2 Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by both parties hereto. There shall be no implied-in-fact contracts modifying the terms of this Agreement. However, the noncumulation of benefits provision of Section 7.6 shall apply to any subsequent agreement, unless (i) such provision is explicitly disclaimed in the subsequent agreement, and (ii) the subsequent agreement has been authorized by the Board of Directors of the Employer or a committee thereof.
     7.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the employment of Employee, other than (i) the agreements relating to the Employer’s stock option grants to Employee, and (ii) policies and agreements referenced in Section 9 below. This Agreement, together with the items referenced above, supersedes all prior agreements, understandings, negotiations and representation with respect to the employment relationship.
     7.4 Successors and Assigns. This Agreement shall inure to the benefit of and be enforceable by the Employee’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.
     7.5 No Limitation of Regular Benefit Plans. This Agreement is not intended to and shall not affect, limit or terminate any plans, programs, or arrangements of Employer that are regularly made available to a significant number of employees or officers of the Employer, including without limitation Employer’s stock option plans.
     7.6 Noncumulation of Benefits. Employee may not cumulate cash severance payments under both this Agreement and another agreement. If Employee has any other binding written agreement with Employer which provides that, upon a Change in Control or termination of employment, Employee shall receive one or more of the benefits described in Sections 6 of this Agreement (i.e., the payment of cash compensation), then with respect to those benefits the aggregate amounts payable under this Agreement shall be reduced by the amounts paid or payable under such other agreements.
     7.7 No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditors process, and any action in violation of this Section 7.7 shall be void.
     7.8 Notices. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when mailed, if mailed by U.S. registered or certified mail, return receipt requested and postage prepaid, or when shipped, if shipped by nationally known reputable overnight delivery service and shipping charges prepaid. In the case of Employee, notices shall be addressed to Employee at the home address which he most recently communicated to the Employer, in writing. In the case of the Employer, notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.
     7.9 No Duty to Mitigate. Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking employment with a new employer or in any other manner), nor shall any such payment be reduced by any earnings that Employee may receive from any other source except as otherwise provided herein.
     7.10 No Representations. Employee acknowledges that in entering into this Agreement Employee is not relying and has not relied on any promise, representation or statement made by or on behalf of the Employer which is not set forth in this Agreement.
     7.11 Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Michigan, without regard to its choice of law rules.
     7.12 Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.
     7.13 Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
     7.14 Tax Withholding. The payments to be made pursuant to this Agreement will be subject to customary withholding of applicable income and employment taxes.
     7.15 Consultation. Employee acknowledges that this Agreement confers significant legal rights on Employee, and also involves Employee waiving other potential rights he might have under other agreements and laws. Employee acknowledges that Employer has encouraged Employee to consult with Employee’s own legal, tax, and financial advisers before signing the Agreement; and that Employee has had adequate time to do so before signing this Agreement.
     7.16 Counterparts. This Agreement may be executed in counterparts, and each of which shall be deemed an original, but all of which together will constitute one and the same instrument.
     7.17 Excess Parachute Payment. In the event that any payment or benefit received or to be received by Employee pursuant to this Agreement or otherwise would subject Employee to any excise tax pursuant to Section 4999 of the Code due to the characterization of such payment or benefit as an excess parachute payment under Section 280G of the Code, Employee may elect in his sole discretion to reduce the amounts of any payments or benefits otherwise called for under this Agreement in order to avoid such characterization.
     7.18 Arbitration. Either party to this Agreement may submit any dispute under this Agreement for binding arbitration of the dispute before an arbitrator mutually acceptable to both parties, the arbitration to be held in Ann Arbor, Michigan, in accordance with the arbitration rules of the American Arbitration Association, as then in effect. If the parties are unable to mutually agree upon an arbitrator, then the arbitration proceedings shall be held before three arbitrators, one of which shall be designated by Employer, one of which shall be designated by Employee, and the third of which shall be designated mutually by the first two arbitrators in accordance with the arbitration rules referenced above. The arbitrator(s) sole authority shall be to interpret and apply the provisions of this Agreement; the arbitrator(s) shall not change, add to, or subtract from, any of the Agreement’s provisions. The arbitrator(s) shall have the power to compel attendance of witnesses at the hearing. Any court having jurisdiction may enter a judgment based upon such arbitration. The decision of the arbitrator(s) shall be final and binding on the parties to this Agreement and without appeal to any court. Upon execution of this Agreement, Employee shall be deemed to have waived any right to commence litigation proceedings regarding this Agreement outside of arbitration without the express written consent of the Employer.
     7.19 ERISA. The severance compensation provided by Section 6.2 of this Agreement constitutes an unfunded compensation arrangement for a member of a select group of the Employer’s management and any exemptions under ERISA, as applicable to such an arrangement, shall be applicable to this Agreement.
     7.20 Reporting and Disclosure. Employer, from time to time, shall provide government agencies with such reports concerning this Agreement as may be required by law, and Employer shall provide the Employee with such disclosure concerning this Agreement as may be required by law or as the Employer may deem appropriate.
8. Employee’s Representations. Employee represents and warrants that Employee (i) is free to enter into this Agreement and to perform each of the terms and covenants contained herein, (ii) is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and (iii) will not be in violation or breach of any other agreement by reason of Employee’s execution and performance of this Agreement.
9. Company Policies. Employee agrees to comply with Employer’s (i) Proprietary Information and Invention Agreement, (ii) Employee Handbook, (iii) Code of Business Conduct and Ethics, and (iv) Board and Company policies.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

EMPLOYER:

Aastrom Biosciences, Inc.

By:	/s/ R. Douglas Armstrong

EMPLOYEE:
/s/ George W. Dunbar

George W. Dunbar

EXHIBIT A
OUTSIDE ACTIVITIES
(SECTION 3.3)
     Subject to the following, Company approves Employee continuing his existing Board positions with Competitive Technologies, Sonus Pharmaceuticals, and Auburn University MBA Advisory Board:
          (1) Estimated time commitments aggregating to approximately 6 to 14 days per year are hereby approved by Company.
          (2) To the extent that actual workday time missed from Company due to these outside Board duties exceeds five (5) workdays per year, then such excess missed time will be treated as part of Employee’s 20 days per year vacation leave time.
          (3) Actual time devoted to these outside activities must not impair Employee’s full and complete performance of his responsibilities to Company.
          (4) Areas of business and technology for the two companies must not be competitive with Company.

EXHIBIT B
INCENTIVE BONUS COMPENSATION
(SECTION 4.2)
1. Target Cash Bonus. Participation in Employer’s cash performance bonus program, as determined by Employer’s Board of Directors, for up to 40% of Employee’s Base Salary (i.e., up to $150,000 for first year).
2. Stock Options:
     2.1 Initial stock options to purchase 2,500,000 shares, having an exercise price equal to public stock price at date of grant.
          2.1.1 80% of these shares (2,000,000 shares) are subject to time vesting, of which 25% will vest on first anniversary, and remaining 75% will vest monthly over years two, three and four, during Employee’s continued full-time employment.
          2.1.2 20% of these shares (500,000 shares) are subject to performance vesting, as described in item 2.3 below, as well as to time vesting over four years.
          2.1.3 Said initial stock options will be evidenced by two separate option agreements, as follows:
               (a) option to purchase 750,000 shares, issued pursuant to Company’s 2004 Equity Incentive Plan, having vesting on the 80% and 20% basis as stated in 2.1.1 and 2.1.2 above (i.e., 600,000 time only; and 150,000 performance and time), which option will be an “ISO” to the extent permitted by applicable tax rules; and
               (b) option to purchase 1,750,000 shares, issued outside of the 2004 Equity Inventive Plan, as an “inducement option” (and not an “ISO”), having vesting on the 80% and 20% basis as stated in 2.1.1 and 2.1.2 above (i.e., 1,400,000 time only; and 350,000 performance and time).
     2.2 Annual “refresher” new stock option grant targeted for 400,000 each September (starting 2007), subject to both (i) 25% annual time vesting on first anniversary, and remaining 75% vesting monthly, over following three years; and also (ii) subject to performance vesting.
     2.3 The performance vesting criteria will be based upon measurable objectives from Company’s Business Plan, for Company and Employee, as mutually set by Company’s Board and Employee; with the achievement determination to be made in good faith by the Board.

3. Accelerated Vesting for Stock Options:
     3.1 Change of Control of Company, plus double trigger of termination of employment by Company without Cause, or by employee for Good Reason, within one year after Change of Control: Accelerated vesting for all stock options.
     3.2 Termination of employment by Company without Cause after first anniversary, or by employee for Good Reason, and without Change of Control: Accelerated vesting for 50% of unvested stock options.

EXHIBIT C
SEVERANCE PAYMENTS
(SECTION 6.2)
1. Change of Control, plus the double trigger of termination of employment by Company without Cause, or by Employee for Good Reason: Company to make severance payment equal to:
     (a) If termination is by Company - two times annual base salary and one times targeted annual cash bonus.
     (b) If termination is by Employee for Good Reason – one times annual base salary and 50% of targeted annual cash bonus.
2. Termination of employment by Company without Cause or by Employee for Good Reason, and without Change of Control: Company to make severance payment equal to one times annual base salary.
3. Company shall delay payment of severance payments to minimize impact of IRC Sections 409A (deferred compensation). Parties to use “carve out” approach, at Employee’s election, to minimize impact of 280G (golden parachute payments). No Company payment for any taxes imposed on employee.
4. In consideration of the severance payments and accelerated vesting of stock options as specified in Exhibit B(3), upon any employment termination, release of all possible claims by Employee as set forth in Exhibit D.
5. No duty of Employee to “mitigate” compensation loss, and no offset for any new employment/compensation received by Employee.
6. All severance payments are subject to such deductions as may be required for withholding taxes, Social Security, and other employee taxes and deductions.

EXHIBIT D
(SECTION 6.3)
TO AASTROM BIOSCIENCES, INC.
EMPLOYMENT AGREEMENT
RELEASE AGREEMENT
     THIS AGREEMENT (“Agreement”) is made by and between George W. Dunbar (“Executive”) and Aastrom Biosciences, Inc. (the “Company”).
RECITALS
     A. Executive has terminated employment as an executive officer of Company, effective                     ,           .
     B. Executive has been given the opportunity to review this Agreement, to consult with legal counsel, and to ascertain his rights and remedies.
     C. Executive and Company, without any admission of liability, desire to settle with finality, compromise, dispose of, and release any and all claims and demands asserted or which could be asserted arising out of Executive’s employment at and separation from Company.
     In consideration of the foregoing and of the promises and mutual covenants contained herein, it is hereby agreed between Executive and Company as follows:
AGREEMENT
     1. In exchange for the good and valuable consideration set forth in that certain Employment Agreement, made as of July           , 2006, between the Company and Executive (the “Employment Agreement”), Executive hereby releases, waives and discharges any and all manner of action, causes of action, claims, rights, charges, suits, damages, debts, demands, obligations, attorneys fees, and any and all other liabilities or claims of whatsoever nature, whether in law or in equity, known or unknown, including, but not limited to, age discrimination under The Age Discrimination In Employment Act of 1967 (as amended), employment discrimination prohibited by other federal, state or local laws, and any other claims, which Executive has claimed or may claim or could claim in any local, state or federal or other forum, against Company, its directors, officers, employees, agents, attorneys, successors and assigns as a result of or relating to Executive’s employment at and separation from Company and as an officer of Company as a result of any acts or omissions by Company or any of its directors, officers, employees, agents, attorneys, successors or assigns (“Covered Acts or Omissions”) which occurred prior to the date of this Agreement; excluding only (i) those to compel the payment of amounts due to Executive as provided in the Employment Agreement, (ii) enforcement of any rights of Executive under any stock option agreements with the Company or (iii) those for indemnification under the Company’s articles of incorporation, bylaws or applicable law by reason of his service as an officer or director of the Company.

     2. Executive agrees to immediately return to Company all property, assets, manuals, materials, information, notes, reports, agreements, memoranda, customer lists, formulae, data, know-how, inventions, trade secrets, processes, techniques, and all other assets, materials and information of any kind or nature, belonging or pertaining to Company (“Company Information and Property”), including, but not limited to, computer programs and diskettes or other media for electronic storage of information containing Company Information and Property, in Executive’s possession, and Executive shall not retain copies of any such Company Information and Property. Executive further agrees that from and after the date hereof he will not remove from Company’s offices any Company Information and Property, nor retain possession or copies of any Company Information and Property.
     3. Executive agrees that he shall never make any statement that negatively affects the goodwill or good reputation of the Company, or any officer or director of Company, except as required by law, and except that such statements may be made to members of the Board of Directors of the Company.
     4. Executive covenants and agrees that he shall never commence or prosecute, or knowingly encourage, promote, assist or participate in any way, except as required by law, in the commencement or prosecution, of any claim, demand, action, cause of action or suit of any nature whatsoever against Company or any officer, director, employee or agent of Company (“Covered Litigation”) that is based upon any claim, demand, action, cause of action or suit released pursuant to this Agreement or involving or based upon the Covered Acts and Omissions.
     5. Executive further agrees that he has read this Agreement carefully and understands all of its terms.
     6. Executive understands and agrees that he was advised to consult with an attorney and did so prior to executing this Agreement.
     7. Executive understands and agrees that he has been given twenty-one (21) days within which to consider this Agreement.
     8. Executive understands and agrees that he may revoke this Agreement for a period of seven (7) calendar days following the execution of this Agreement (the “Revocation Period”). This Agreement is not effective until this revocation period has expired. Executive understands that any revocation, to be effective, must be in writing and either (a) postmarked within seven (7) days of execution of this Agreement and addressed to Aastrom Biosciences, Inc., 24 Frank Lloyd Drive, Ann Arbor, Michigan 48105 or (b) hand delivered within seven (7) days of execution of this Agreement to Aastrom Biosciences, Inc., 24 Frank Lloyd Drive, Ann Arbor, Michigan 48105. Executive understands that if revocation is made by mail, mailing by certified mail, return receipt requested, is recommended to show proof of mailing.
     9. In agreeing to sign this Agreement and separate from Company, Executive is doing so completely voluntarily and of his own free-will and without any encouragement or pressure from Company and agrees that in doing so he has not relied on any oral statements or explanations made by Company or its representatives.

     10. Both parties agree not to disclose the terms of this Agreement to any third party, except as is required by law, or as is necessary for purposes of securing counsel from either parties’ attorneys or accountants.
     11. This Agreement shall not be construed as an admission of wrongdoing by Company.
     12. This Agreement contains the entire agreement between Executive and Company regarding the matters set forth herein. Any modification of this Agreement must be made in writing and signed by Executive and each of the entities constituting the Company.
     13. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.
     14. In the event any provision of this Agreement or portion thereof is found to be wholly or partially invalid, illegal or unenforceable in any judicial proceeding, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.
     15. If there is a breach or threatened breach of the provisions of this Agreement, Company may, in addition to other available rights and remedies, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violation of, any of the provisions of this Agreement.
     16. In the event that Executive violates the terms of this Agreement, in addition to other available rights and remedies, the Company shall be released of all of its remaining obligations under the Severance Agreement.
     The parties hereto have entered into this Agreement as of this            day of                     ,                .

AASTROM BIOSCIENCES, INC.

By:

Name:

Title:

EXECUTIVE

George W. Dunbar